Exhibit 10

In accordance with Rule 13d-1(k)(10) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D relating to the Common Stock of Golden Queen Mining Company, Ltd. is being filed with the Securities and Exchange Commission on behalf of each of them.

January 27, 2016	LANDON T. CLAY

	By:	/s/ Landon T. Clay
Landon T. Clay

January 27, 2016	THOMAS M. CLAY

	By:	/s/ Thomas M. Clay
Thomas M. Clay

January 27, 2016	BRIAN JAMES

	By:	/s/ Brian James
Brian James

January 27, 2016	LANDON T. CLAY 2009 IRREVOCABLE TRUST U/A DATED MARCH 6, 2009

	By:	/s/ Thomas M. Clay
Thomas M. Clay, Trustee

January 27, 2016	LANDON T. CLAY 2016-2 ANNUITY TRUST U/A DATED JANUARY 14, 2016

	By:	/s/ Thomas M. Clay
Thomas M. Clay, Trustee